Exhibit 99.1

Capital One Financial Corporation
Monthly Charge-off and Delinquency Statistics
As of and for the month ended June 30, 2010
(dollars in thousands)

Domestic Card Metrics	June 2010
Net Principal Charge-Offs	$422,511
Average Loans Held for Investment	$54,645,633
Annualized Net Charge-Off Rate	9.28%
30 Days + Delinquencies	$2,619,320
Period-end Loans Held for Investment	$54,627,862
30 Days + Delinquency Rate	4.79%

Auto Finance Metrics
Net Principal Charge-Offs	$39,010
Average Loans Held for Investment	$17,208,320
Annualized Net Charge-Off Rate	2.72%
30 Days + Delinquencies	$1,333,612
Period-end Loans Held for Investment	$17,220,821
30 Days + Delinquency Rate	7.74%

International Card Metrics
Net Principal Charge-Offs	$49,760
Average Loans Held for Investment	$7,205,153
Annualized Net Charge-Off Rate	8.29%
30 Days + Delinquencies	$438,534
Period-end Loans Held for Investment	$7,269,360
30 Days + Delinquency Rate	6.03%

Net Charge-Off Rate

Average Loans Held for Investment used in the calculation of the Annualized Net Charge-Off Rate includes an estimate of the uncollectible portion of finance charge and fee receivables. We recognize earned finance charges and fee income on open ended loans according to the contractual provisions of the credit arrangements. When we do not expect full payment of finance charges and fees, we do not accrue the estimated uncollectible portion as income. The estimated uncollectible portion of finance charges and fees is adjusted quarterly.

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